Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: John N. Hatsopoulos American DG Energy Inc. 781.622.1120 john.hatsopoulos@americandg.com	Media Contact: Barry J. Sanders American DG Energy Inc. 781.522.6010 barry.sanders@americandg.com

American DG Energy Reports First Quarter 2013 Financial Performance

First quarter revenue increases by 37% compared to a year ago

WALTHAM, Mass. - May 1, 2013 - American DG Energy Inc. (NYSE MKT: ADGE), a leading On-Site Utility, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and athletic facilities, reported revenues of $2,059,312 in the first quarter of 2013, compared to $1,502,402 for the same period in 2012, an increase of 37%. GAAP diluted loss per share (EPS) was $(0.02) in the first quarter of 2013, compared with $(0.04) for the same period in 2012.

Major Highlights:

Financial

•	Energy revenue increased by 39% to $2,014,437 in the first quarter of 2013, compared to $1,451,569 for the same period in 2012.

•	Total energy production increased by 37% to 26.4 million kWh in the first quarter of 2013 compared to the same period in 2012.

•	Utility rates for natural gas decreased approximately 4% in the first quarter of 2013 compared to the same period in 2012, which lowered our energy revenue for the period.

•
EBITDA cash inflows for American DG Energy in North America were a positive $48,469 in the first quarter of 2013. The EuroSite Power cash outflows were $357,760. Therefore, our consolidated EBITDA cash outflow was $309,291 in the first quarter of 2013.

•	Energy gross profit margin without depreciation remained unchanged at almost 32% in the first quarter of 2013 compared to the same period in 2012.

•	We have received a total of $146,318 in rebates and incentives in the first quarter of 2013.

•	We finished the first quarter of 2013 with approximately $9.5 million in cash.

Operations

•	We currently operate 102 energy systems producing a total of 26.4 million kWh.

•	Our current backlog consists of 34 energy systems.

•	The total revenue value of our On-Site Utility energy agreements since inception is approximately $270 million using various market assumptions and estimates made by the Company.

•
We reached an agreement with DoubleTree Hotel in Tarrytown, New York, to provide chilled water with a 30-ton chiller in addition to a 100 kW combined heat and power (CHP) system already operating at the property.

•	We started operating two 75 kW CHP systems to produce space heat, hot water and electricity at the Cumberland County Jail in Portland, Maine.

•	We started operating a 100 kW CHP system with convenience back-up power at Prospect Park Residencies in Brooklyn, New York.

•	We started operating a 75 kW CHP system at West Village, an affordable housing complex in New Haven, Connecticut.

•	We started operating two 450-ton chillers at Doral Arrowwood Hotel and Conference Center in Rye, New York, in addition to the 375 kW CHP systems already operating at the property since 2011.

•	We started operating a 100 kW system at London Syon Park, a Waldorf Astoria Hotel for the hotel's guest rooms, public areas and back-of-house.

•	We started operating a 100 kW CHP system at Roko Health Club in Portsmouth, United Kingdom (UK).

•	We started operating a 100 kW CHP system at the world famous Wentworth Club a privately owned golf and country club in Virginia Water, Surrey, UK.

•	We started operating a 100 kW CHP system at the Cedar Court Hotel Huddersfield/Halifax, West Yorkshire, UK.

•	We started operating a 100 kW CHP system at Roko Health Club in GiIlingham, UK.

•	We started operating a 100 kW CHP system at DoubleTree by Hilton in Cambridge, UK.

American DG Energy will hold its earnings conference call today, May 1, 2013 at 10:00 a.m. Eastern Time. To listen, call (800) 860-2442 within the U.S, (866) 605-3852 from Canada or (412) 858-4600 from other international locations. Participants should reference American DG Energy to access the call. Please begin dialing at least 10 minutes before the scheduled starting time. The earnings press release will be available on our web site at www.americandg.com in the “Investors” section under "News Releases.”

The earnings conference call will be recorded and available for playback one hour after the end of the call through Friday, May 31, 2013. To listen to the playback, call (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and use Conference Number 10028239.

The earnings conference call will be webcast live. To register for and listen to the webcast, go to www.americandg.com/webcast. Following the call, the webcast will be archived for 30 days.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems. We are committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities - without any capital or start-up costs to the energy user - through our On-Site Utility energy solutions. American DG Energy is headquartered in Waltham, Massachusetts. Learn more about how American DG Energy reduces energy costs at www.americandg.com or follow us on Facebook and Twitter.

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FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2013 and March 31, 2012
(unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
Revenues
Energy revenues	$2,014,437	$1,451,569
Turnkey & other revenues	44,875	50,833
	2,059,312	1,502,402
Cost of sales
Fuel, maintenance and installation	1,383,783	1,002,812
Depreciation expense	327,688	294,696
	1,711,471	1,297,508
Gross profit	347,841	204,894
Operating expenses
General and administrative	638,425	830,869
Selling	412,798	294,952
Engineering	288,568	279,812
	1,339,791	1,405,633
Loss from operations	(991,950)	(1,200,739)
Other income (expense), net
Interest and other income	24,144	12,758
Interest expense	(298,809)	(293,556)
Change in fair value of warrant liability	110,819	(216,734)
	(163,846)	(497,532)
Loss before provision for state income taxes	(1,155,796)	(1,698,271)
Provision for state income taxes	(34,584)	(19,102)
Consolidated net loss	(1,190,380)	(1,717,373)
(Income) loss attributable to the noncontrolling interest	21,329	9,987
Net loss attributable to American DG Energy Inc.	$(1,169,051)	$(1,707,386)

Net loss per share - basic and diluted	$(0.02)	$(0.04)
Weighted average shares outstanding - basic and diluted	48,490,733	45,744,794

Non-GAAP financial disclosure
Loss from operations	$(991,950)	$(1,200,739)
Depreciation & other non-cash expense	399,653	308,551
Stock based compensation	136,688	190,727
Adjusted EBITDA	(455,609)	(701,461)
Grants from rebates and incentives (reduction in basis of property)	146,318	—
Total cash outflows	$(309,291)	$(701,461)

CONSOLIDATING STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2013
(unaudited)

	Three Months Ended March 31, 2013
	American DG Energy*	EuroSite Power	Eliminations	Total
Revenues
Energy revenues	$1,897,329	$117,108	$—	$2,014,437
Turnkey & other revenues	44,875	—	—	44,875
	1,942,204	117,108	—	2,059,312
Cost of sales
Fuel, maintenance and installation	1,289,313	94,470	—	1,383,783
Depreciation expense	312,524	15,164	—	327,688
	1,601,837	109,634	—	1,711,471
Gross profit (loss)	340,367	7,474	—	347,841
Operating expenses
General and administrative	443,159	195,266	—	638,425
Selling	231,580	181,218	—	412,798
Engineering	256,859	31,709	—	288,568
	931,598	408,193	—	1,339,791
Loss from operations	(591,231)	(400,719)	—	(991,950)
Other income (expense), net
Interest and other income	22,914	1,230	—	24,144
Interest expense	(293,556)	(5,253)	—	(298,809)
Change in fair value of warrant liability	110,819	—	—	110,819
	(159,823)	(4,023)	—	(163,846)
Loss before provision for state income taxes	(751,054)	(404,742)	—	(1,155,796)
Provision for state income taxes	(34,584)	—	—	(34,584)
Consolidated net loss	(785,638)	(404,742)	—	(1,190,380)
(Income) loss attributable to the noncontrolling interest	(62,453)	—	83,782	21,329
Net loss attributable to American DG Energy Inc.	$(848,091)	$(404,742)	$83,782	$(1,169,051)

Net loss per share - basic and diluted	$(0.02)			$(0.02)
Weighted average shares outstanding - basic and diluted	48,490,733			48,490,733

Non-GAAP financial disclosure
Loss from operations	$(591,231)	$(400,719)	$—	$(991,950)
Depreciation & other non-cash expense	384,489	15,164	—	399,653
Stock based compensation	108,893	27,795	—	136,688
Adjusted EBITDA	(97,849)	(357,760)	—	(455,609)
Grants from rebates and incentives (reduction in basis of property)	146,318	—	—	146,318
Total EBITDA cash inflows (outflows)	$48,469	$(357,760)	$—	$(309,291)

*American DG Energy includes related LLC.

CONSOLIDATING STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2012
(unaudited)

	Three Months Ended March 31, 2012
	American DG Energy*	EuroSite Power	Eliminations	Total
Revenues
Energy revenues	$1,451,569	$—	$—	$1,451,569
Turnkey & other revenues	50,833	—	—	50,833
	1,502,402	—	—	1,502,402
Cost of sales
Fuel, maintenance and installation	1,002,812	—	—	1,002,812
Depreciation expense	294,696	—	—	294,696
	1,297,508	—	—	1,297,508
Gross profit (loss)	204,894	—	—	204,894
Operating expenses
General and administrative	451,707	379,162	—	830,869
Selling	282,402	12,550	—	294,952
Engineering	279,812	—	—	279,812
	1,013,921	391,712	—	1,405,633
Loss from operations	(809,027)	(391,712)	—	(1,200,739)
Other income (expense), net
Interest and other income	7,790	4,968	—	12,758
Interest expense	(293,556)	—	—	(293,556)
Change in fair value of warrant liability	(216,734)	—	—	(216,734)
	(502,500)	4,968	—	(497,532)
Loss before provision for state income taxes	(1,311,527)	(386,744)	—	(1,698,271)
Provision for state income taxes	(19,102)	—	—	(19,102)
Consolidated net loss	(1,330,629)	(386,744)	—	(1,717,373)
(Income) loss attributable to the noncontrolling interest	(56,617)	—	66,604	9,987
Net loss attributable to American DG Energy Inc.	$(1,387,246)	$(386,744)	$66,604	$(1,707,386)

Net loss per share - basic and diluted	$(0.03)			$(0.04)
Weighted average shares outstanding - basic and diluted	45,744,794			45,744,794

Non-GAAP financial disclosure
Loss from operations	$(809,027)	$(391,712)	$—	$(1,200,739)
Depreciation & other non-cash expense	308,551	—	—	308,551
Stock based compensation	60,757	129,970	—	190,727
Adjusted EBITDA	(439,719)	(261,742)	—	(701,461)
Grants from rebates and incentives (reduction in basis of property)	—	—	—	—
Total EBITDA cash outflows	$(439,719)	$(261,742)	$—	$(701,461)

*American DG Energy includes related LLC.

CONSOLIDATED BALANCE SHEETS
As of March 31, 2013 and December 31, 2012
(unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$9,540,582	$13,362,919
Accounts receivable, net	1,137,996	761,678
Unbilled revenue	25,192	19,492
Due from related party	843,983	18,372
Inventory	3,049,375	2,920,444
Prepaid and other current assets	736,287	308,164
Total current assets	15,333,415	17,391,069
Property, plant and equipment, net	19,028,782	17,253,648
Accounts receivable, long-term	41,400	46,800
Other assets, long-term	44,660	47,216
TOTAL ASSETS	$34,448,257	$34,738,733

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,502,914	$765,618
Accrued expenses and other current liabilities	716,617	532,420
Due to related party	72,313	41,812
Capital lease obligations	2,524	3,365
Total current liabilities	2,294,368	1,343,215
Long-term liabilities:
Convertible debentures	19,400,000	19,400,000
Warrant liability	278,635	389,454
Other long-term liabilities	26,042	29,444
Total liabilities	21,999,045	21,162,113
Stockholders’ equity:
American DG Energy Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 48,490,733 issued and outstanding at March 31, 2013 and December 31, 2012, respectively	48,491	48,491
Additional paid-in capital	37,127,815	37,001,439
Accumulated deficit	(25,625,896)	(24,456,845)
Total American DG Energy Inc. stockholders’ equity	11,550,410	12,593,085
Noncontrolling interest	898,802	983,535
Total stockholders’ equity	12,449,212	13,576,620
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,448,257	$34,738,733

CONSOLIDATED STATEMENT OF CASH FLOWS
For the Three Months Ended March 31, 2013 and March 31, 2012
(unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,169,051)	$(1,707,386)
Income (loss) attributable to noncontrolling interest	(21,329)	(9,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	339,653	308,551
Provision for losses on accounts receivable	60,101	—
Amortization of deferred financing costs	2,556	—
Increase (decrease) in fair value of warrant liability	(110,819)	216,734
Stock-based compensation	136,688	190,727
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable and unbilled revenue	(436,719)	(83,893)
Due from related party	(825,611)	(88,220)
Inventory	(128,931)	(191,179)
Prepaid and other current assets	(428,123)	(105,393)
Increase (decrease) in:
Accounts payable	737,296	(25,130)
Accrued expenses and other current liabilities	184,197	208,588
Due to related party	30,501	70,529
Other long-term liabilities	(3,402)	(3,402)
Net cash used in operating activities	(1,632,993)	(1,219,461)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,114,787)	(244,801)
Net cash used in investing activities	(2,114,787)	(244,801)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of warrants	—	7,500
Proceeds from sale of common stock, net of costs	—	1,600,000
Proceeds from sale of subsidiary common stock, net of costs	(4,558)	—
Proceeds from exercise of stock options	—	70,000
Purchases of common stock, net of costs	—	(750,000)
Convertible debenture transaction costs	—	2,556
Principal payments on capital lease obligations	(841)	(841)
Distributions to noncontrolling interest	(69,158)	(63,417)
Net cash provided by financing activities	(74,557)	865,798
Net (decrease) increase in cash and cash equivalents	(3,822,337)	(598,464)
Cash and cash equivalents, beginning of the period	13,362,919	17,801,025
Cash and cash equivalents, end of the period	$9,540,582	$17,202,561